CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-279853 on Form S-6 of our report dated July 18, 2024, relating to the financial statement of FT 11595, comprising Defensive Equity Buy-Write Portfolio, Series 11, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 18, 2024